Exhibit 99.1

Brinks Home Security Reports Second Quarter 2020 Results

Dallas-Fort Worth, TX - August 6, 2020 – Monitronics International, Inc. and its subsidiaries (doing business as Brinks Home SecurityTM), (“Brinks Home Security” or the “Company”) (OTC: SCTY) today announced results for the three months ended June 30, 2020.

Second Quarter Key Highlights:

•Net revenue of $120.8 million, as compared to $128.1 million in the prior year period
•Net loss of $21.7 million, as compared to net loss of $54.2 million in the prior year period
•Adjusted EBITDA of $64.1 million, as compared to $68.3 million in the prior year period
•On June 17, 2020, the Company acquired approximately 113,000 residential alarm monitoring contracts from Protect America, Inc., representing approximately $4.6 million in recurring monthly revenue

William Niles, Interim Chief Executive Officer of Brinks Home Security, commented, “We are pleased with our execution in the second quarter as we continued to make progress against our go-forward strategic plan, while continuing to effectively manage the business through the COVID-19 pandemic. We will remain opportunistic in pursuing additional bulk account acquisitions like our recent purchase of approximately 113,000 accounts from Protect America.”

Customer & Attrition Data

The Company has two principal sales channels including its direct-to-consumer sales channel (the "Direct to Consumer Channel" or “DTC”), which offers both Do-It-Yourself and professional installation security solutions and its exclusive authorized dealer network (the "Dealer Channel"), which provides product and installation services, as well as support to customers. In addition, from time to time, the Company acquires accounts through negotiated bulk account acquisitions.

Accounts Added

On June 17, 2020, the Company acquired 113,013 residential alarm monitoring contracts from Protect America, Inc. representing approximately $4.6 million in recurring monthly revenue (“RMR”). Under the terms of the transaction, the Company took ownership of the alarm monitoring contracts at closing through an earnout structure that included a $16.6 million upfront payment. For the first six months, starting on the first full month following the closing date, the Company will pay a $5.00 monthly earnout payment per active account. For the remaining forty-four months, the Company will pay the seller a $25.00 monthly earnout payment per active account. The Company acquired the accounts lien free at closing and, after month fifty, will have no further earnout obligation to the seller.

Including the Protect America transaction, the Company added 126,781 customers in the second quarter of 2020, as compared to 22,743 accounts in the prior year period. There were no bulk account acquisitions during the second quarter of 2019. The increase in customer accounts from the Protect America transaction was partially offset by a year-over-year decline in accounts generated in the DTC and Dealer Channels. The decline in DTC was principally due to the Company's decision to leverage more profitable organic leads while dealer production was impacted by restrictions on door-to-door selling relating to the outbreak of COVID-19.

Attrition

	Twelve Months Ended June 30,
	2020	2019
Beginning balance of accounts	885,436	955,853
Accounts acquired	192,835	96,736
Accounts cancelled	(134,489)	(162,318)
Cancelled accounts guaranteed by dealer and other adjustments (a)	(7,114)	(4,835)
Ending balance of accounts	936,668	885,436
Attrition rate - Core Unit (c)	16.0%	17.6%
Attrition rate - Core RMR (b) (c)	18.0%	17.5%

(a) Includes cancelled accounts that are contractually guaranteed to be refunded from holdback.
(b) The RMR of cancelled accounts follows the same definition as subscriber unit attrition as noted above. RMR attrition is defined as the RMR of cancelled accounts in a given period, adjusted for the impact of price increases or decreases in that period, divided by the weighted average of RMR for that period.
(c) Core Unit and RMR attrition rates exclude the impact of the Protect America bulk buy, where the Company is funding the purchase price through an earnout payment structure.

Core Unit attrition was down for the twelve months ended June 30, 2020 as compared to the prior twelve-month period. The decrease in the Core Unit attrition rate includes the impact of fewer customers, as a percentage of the entire base, reaching the end of their initial contract term, continued efforts around “at-risk” extensions and customer retention and the benefit of improved credit quality in the DTC Channel.

Core RMR attrition increased year over year due to a combination of lower RMR for accounts generated in the Company’s DTC Channel, as a minimal equipment subsidy is offered, lower production in the Dealer Channel, which typically enjoys higher RMR, and rate reductions relating to the Company’s “at-risk” retention program. Further, in light of COVID-19, starting in March 2020, the Company made the decision to defer taking ordinary course rate adjustments to its base. The Company will evaluate its rate strategy going forward as circumstances warrant.

Presentation of Predecessor and Successor Financial Results

Apart from interest and amortization expense, Brinks Home Security’s operating results and key operating performance measures on a consolidated basis were not materially impacted by the reorganization of the Company in August 2019 and its application of fresh start accounting. The Company believes that certain of its consolidated operating results for the three months ended June 30, 2020 are comparable to certain operating results from the comparable prior year period. Accordingly, the Company believes that discussing the results of operations and cash flows of the Predecessor Company and the Successor Company for the three-month period ended June 30, 2019 and June 30, 2020, respectively, is useful when analyzing certain performance measures.

Three Months Ended June 30, 2020 Financial Summary1

	Successor Company	Predecessor Company
	Three Months Ended June 30,	Three Months Ended June 30,
	2020	2019
Net revenue	$120,808	$128,091
Cost of services	27,624	28,536
Selling, general and administrative, including stock-based and long-term incentive compensation	32,541	28,163
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	54,368	49,138
Interest expense	20,207	40,536
Income tax expense	602	666
Net loss	(21,652)	(54,202)
Adjusted EBITDA	64,101	68,276

The Company reported net revenues of $120.8 million, a decline of 5.7% as compared to the prior year period. The decrease is primarily attributable to a decline in alarm monitoring revenue of $8.8 million due to a lower average number of subscribers in 2020, partially offset by $2.2 million dollars of incremental revenue from the Protect America bulk, and a year-over-year increase in product, installation, and service revenue of $1.9 million. Also contributing to the decrease in net revenue is a decline in average RMR per subscriber due to an increased mix of customers generated through the DTC Channel, which typically has lower RMR as a result of lower subsidization of equipment.

RMR acquired during the quarter was $5.3 million, as compared to $1.1 million in the prior year period. RMR acquired during the three-month period related to the Protect America bulk was $4.6 million.

Cost of Services was $27.6 million, a decline of 3.2% year-over-year. The decrease includes the impact of a lower average number of customers in the period as compared to the prior year and a $1.4 million decline in subscriber acquisition costs in the Company’s DTC Channel. This was partially offset by the cost to serve the incremental Protect America customers for a portion of the 30-day transition services period.

Selling, General and Administrative costs were $32.5 million, an increase of 15.5% year-over-year. The increase is primarily attributable to the Company recording a $4.8 million insurance settlement received in the second quarter of 2019. In addition, reduced subscriber acquisition costs in the quarter were offset by post emergence salary expense, consulting fees on integration and implementation of company initiatives and severance expense related to transitioning executive leadership.

Net loss totaled $21.7 million as compared to a net loss of $54.2 million in the prior year period. The decrease in net loss is primarily attributable to no restructuring and reorganization expense incurred in the current quarter combined with lower interest expense. These decreases were partially offset by lower revenues and higher SG&A costs, 2G and 3G radio conversion costs and amortization expense.

Adjusted EBITDA was $64.1 million, a decline of 6.1%, driven by reductions in net revenue and increased SG&A expense.

1 All variances are year-over-year unless otherwise noted.

Liquidity

As of June 30, 2020, excluding a minimum liquidity requirement of $25 million under the terms of the Company’s credit agreements, the Company had total short-term liquidity of $126.4 million to fund working capital and continuing operations. This includes $45.5 million of cash and cash equivalents and $80.9 million of remaining borrowing capacity under the $145.0 million Revolving Credit Facility.

The Company’s existing long-term debt at June 30, 2020 includes an aggregate principal balance of $1.0 billion under its Takeback Loan Facility, Term Loan Facility and the Revolving Credit Facility.

Conference Call

Brinks Home Security will host a conference call on Thursday, August 6, 2020 at 5:00 pm ET. To access the call please dial (833) 712-2984 from the United States, or (602) 563-8728 from outside the U.S. The conference call I.D. number is 6466857. Participants should dial in 5 to 10 minutes before the scheduled time.

A replay of the call can be accessed through August 13, 2020 by dialing (800) 585-8367 from the U.S., or (404) 537-3406 from outside the U.S. The conference call I.D. number is 6466857.

This call will also be available as a live webcast, which can be accessed at Brinks Home Security’s Investor Relations Website at https://ir.brinkshome.com/.

About Brinks Home Security

Brinks Home Security (OTC: SCTY) is one of the largest home security and alarm monitoring companies in North America. Headquartered in the Dallas-Fort Worth area, Brinks Home Security secures approximately 937,000 residential and commercial customers through highly responsive, simple security solutions backed by expertly trained professionals. The company has one of the nation’s largest networks of independent authorized dealers and agents – providing products and support to customers in the U.S., Canada, and Puerto Rico – as well as direct-to-consumer sales of DIY and professionally installed products.

Forward Looking Statements

This press release includes certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about business strategies, market potential and expansion, the success of new products and services, the launch of Brinks Home Security's consumer financing solution; the anticipated benefits of the Brinks Home Security’s rebranding; customer retention; account creation and related cost; anticipated account generation; future financial performance; debt refinancing; recovery of insurance proceeds and other matters that are not historical facts. These forward-looking statements involve many risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such statements, including, without limitation, possible changes in market acceptance of our services, technological innovations in the alarm monitoring industry, competitive issues, continued access to capital on terms acceptable to us, our ability to capitalize on acquisition opportunities, general market and economic conditions, including global economic concerns due to the COVID-19 outbreak, and changes in law and government regulations. These forward-looking statements speak only as of the date of this press release, and we expressly disclaim any obligation or undertaking to disseminate any updates or revisions to any forward-looking statement contained herein to reflect any change in our expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Please refer to the publicly filed documents of Monitronics International, Inc., including the most recent Forms 10-K and 10-Q for additional information about us and about the risks and uncertainties related to our business which may affect the statements made in this press release.

Contact:
        Erica Bartsch
        Sloane & Company
        212-446-1875
        ebartsch@sloanepr.com

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
Amounts in thousands, except share amounts

	Successor Company
	June 30, 2020	December 31, 2019
Assets
Current assets:
Cash and cash equivalents	$45,452	$14,763
Restricted cash	180	238
Trade receivables, net of allowance for doubtful accounts of $2,746 in 2020 and $3,828 in 2019	10,410	12,083
Prepaid and other current assets	25,981	25,195
Total current assets	82,023	52,279
Property and equipment, net of accumulated depreciation of $10,337 in 2020 and $3,777 in 2019	42,319	42,096
Subscriber accounts and deferred contract acquisition costs, net of accumulated amortization of $157,526 in 2020 and $61,771 in 2019	1,116,657	1,064,311
Dealer network and other intangible assets, net of accumulated amortization of $19,806 in 2020 and $7,922 in 2019	125,322	136,778
Goodwill	—	81,943
Deferred income tax asset, net	684	684
Operating lease right-of-use asset	18,411	19,277
Other assets	18,753	21,944
Total assets	$1,404,169	$1,419,312
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	$14,809	$16,869
Other accrued liabilities	41,632	24,954
Deferred revenue	11,138	12,008
Holdback liability	9,837	8,191
Current portion of long-term debt	8,225	8,225
Total current liabilities	85,641	70,247
Non-current liabilities:
Long-term debt	1,021,606	978,219
Long-term holdback liability	1,475	2,183
Operating lease liabilities	16,021	16,195
Other liabilities	72,426	6,390
Total liabilities	1,197,169	1,073,234
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value. Authorized 5,000,000 shares; no shares issued	—	—
Common stock, $0.01 par value. Authorized 45,000,000 shares; issued and outstanding 22,500,000 shares at both June 30, 2020 and December 31, 2019	225	225
Additional paid-in capital	379,175	379,175
Accumulated deficit	(170,615)	(33,331)
Accumulated other comprehensive (loss) income, net	(1,785)	9
Total stockholders' equity	207,000	346,078
Total liabilities and stockholders' equity	$1,404,169	$1,419,312

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Successor Company	Predecessor Company
	Three Months Ended June 30,	Three Months Ended June 30,
	2020	2019
Net revenue	$120,808	$128,091
Operating expenses:
Cost of services	27,624	28,536
Selling, general and administrative, including stock-based and long-term incentive compensation	32,541	28,163
Radio conversion costs	3,667	—
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	54,368	49,138
Depreciation	3,451	3,121
	121,651	108,958
Operating (loss) income	(843)	19,133
Other expense (income):
Restructuring and reorganization expense	—	33,102
Interest expense	20,207	40,536
Realized and unrealized gain, net on derivative financial instruments	—	(969)
	20,207	72,669
Loss before income taxes	(21,050)	(53,536)
Income tax expense	602	666
Net loss	(21,652)	(54,202)
Other comprehensive income (loss):
Unrealized gain (loss) on derivative contracts, net	19	(472)
Total other comprehensive income (loss), net of tax	19	(472)
Comprehensive loss	$(21,633)	$(54,674)

Basic and diluted income per share:
Net loss	$(0.96)	$—

Weighted average Common shares - basic and diluted	22,500,000	—
Total issued and outstanding Common shares at period end	22,500,000	—

MONITRONICS INTERNATIONAL, INC. AND SUBSIDIARIES
Condensed Consolidated Statements of Operations and Comprehensive Income (Loss)
Amounts in thousands, except shares and per share amounts

	Successor Company	Predecessor Company
	Six Months Ended June 30,	Six Months Ended June 30,
	2020	2019
Net revenue	$243,383	$257,697
Operating expenses:
Cost of services	55,634	55,300
Selling, general and administrative, including stock-based and long-term incentive compensation	76,994	59,385
Radio conversion costs	8,491	—
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	107,649	98,283
Depreciation	6,560	6,275
Goodwill impairment	81,943	—
	337,271	219,243
Operating (loss) income	(93,888)	38,454
Other expense:
Restructuring and reorganization expense	—	33,102
Interest expense	40,549	77,969
Realized and unrealized loss, net on derivative financial instruments	—	6,804
Refinancing expense	—	5,214
	40,549	123,089
Loss before income taxes	(134,437)	(84,635)
Income tax expense	1,220	1,337
Net loss	(135,657)	(85,972)
Other comprehensive loss:
Unrealized loss on derivative contracts, net	(1,794)	(940)
Total other comprehensive loss, net of tax	(1,794)	(940)
Comprehensive loss	$(137,451)	$(86,912)

Basic and diluted income per share:
Net loss	$(6.03)	$—

Weighted average Common shares - basic and diluted	22,500,000	—
Total issued and outstanding Common shares at period end	22,500,000	—

Adjusted EBITDA

We evaluate the performance of our operations based on financial measures such as revenue and "Adjusted EBITDA." Adjusted EBITDA is a non-GAAP financial measure and is defined as net income (loss) before interest expense, interest income, income taxes, depreciation, amortization (including the amortization of subscriber accounts, dealer network and other intangible assets), restructuring charges, stock-based compensation, and other non-cash or non-recurring charges. We believe that Adjusted EBITDA is an important indicator of the operational strength and performance of our business. In addition, this measure is used by management to evaluate operating results and perform analytical comparisons and identify strategies to improve performance. Adjusted EBITDA is also a measure that is customarily used by financial analysts to evaluate the financial performance of companies in the security alarm monitoring industry and is one of the financial measures, subject to certain adjustments, by which our covenants are calculated under the agreements governing our debt obligations. Adjusted EBITDA does not represent cash flow from operations as defined by generally accepted accounting principles in the United States ("GAAP"), should not be construed as an alternative to net income or loss and is indicative neither of our results of operations nor of cash flows available to fund all of our cash needs. It is, however, a measurement that we believe is useful to investors in analyzing our operating performance. Accordingly, Adjusted EBITDA should be considered in addition to, but not as a substitute for, net income, cash flow provided by operating activities and other measures of financial performance prepared in accordance with GAAP. As companies often define non-GAAP financial measures differently, Adjusted EBITDA as calculated by Monitronics should not be compared to any similarly titled measures reported by other companies.

The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Successor Company	Predecessor Company
	Three Months Ended June 30,	Three Months Ended June 30,
	2020	2019
Net loss	$(21,652)	$(54,202)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	54,368	49,138
Depreciation	3,451	3,121
Radio conversion costs	3,667	—
Stock-based compensation	—	(413)
Long-term incentive compensation	238	264
Legal settlement insurance recovery	(700)	(4,800)
Severance expense (a)	1,352	—
Integration / implementation of company initiatives	2,568	1,833
Restructuring and reorganization expense	—	33,102
Interest expense	20,207	40,536
Unrealized gain, net on derivative financial instruments	—	(969)
Income tax expense	602	666
Adjusted EBITDA	$64,101	$68,276

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs (b)	$3,723	$8,921
Revenue associated with subscriber acquisition costs	(1,444)	(2,393)
Expensed Subscriber acquisition costs, net	$2,279	$6,528

(a) Severance expense related to transitioning executive leadership in 2020.
(b)  Gross subscriber acquisition costs for the three months ended June 30, 2019 has been restated from $10,877,000 to $8,921,000 due to allocation adjustments made to align with current period presentation of expensed subscriber acquisition costs.

The following table provides a reconciliation of Net loss to total Adjusted EBITDA for the periods indicated (amounts in thousands):

	Successor Company	Predecessor Company
	Six Months Ended June 30,	Six Months Ended June 30,
	2020	2019
Net loss	$(135,657)	$(85,972)
Amortization of subscriber accounts, deferred contract acquisition costs and other intangible assets	107,649	98,283
Depreciation	6,560	6,275
Radio conversion costs	8,491	—
Stock-based compensation	—	(224)
Long-term incentive compensation	401	550
LiveWatch acquisition contingent bonus charges	—	63
Legal settlement insurance recovery	(700)	(4,800)
Severance expense (a)	4,242	—
Integration / implementation of company initiatives	8,144	3,414
Goodwill impairment	81,943	—
Restructuring and reorganization expense	—	33,102
Interest expense	40,549	77,969
Realized and unrealized loss, net on derivative financial instruments	—	6,804
Refinancing expense	—	5,214
Income tax expense	1,220	1,337
Adjusted EBITDA	$122,842	$142,015

Expensed Subscriber acquisition costs, net
Gross subscriber acquisition costs (b)	$11,591	$14,777
Revenue associated with subscriber acquisition costs	(3,304)	(4,096)
Expensed Subscriber acquisition costs, net	$8,287	$10,681

(a) Severance expense related to transitioning executive leadership in 2020.
(b)  Gross subscriber acquisition costs for the six months ended June 30, 2019 has been restated from $18,192,000 to $14,777,000 due to allocation adjustments made to align with current period presentation of expensed subscriber acquisition costs.